Exhibit 10.80

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO EQUINIX, INC., A DELAWARE CORPORATION (THE “PARENT”), QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

EQUINIX, INC.

SERIES A CASH TRIGGER WARRANT

June 5, 2003

Warrant No.	CT-3
Date of Initial Issuance:	June 5, 2003

THIS CERTIFIES THAT for value received, i-STT Investments Pte Ltd, or its registered assigns (hereinafter called “Warrant Holder”), is entitled to purchase from Parent, at any time during any Exercise Period (as defined below) until the Expiration Date (as defined below), the number of shares of common stock, $0.001 par value, of Parent (“Common Stock”) equal to the quotient obtained as of any Exercise Date (as defined below) by dividing (i) $7,500,000 (“Purchase Amount”), less any proceeds received by Parent from time to time as a result of previous exercises under this Warrant, by (ii) the Warrant Price (as defined below) as of such Exercise Date, at the Warrant Price as of such Exercise Date, payable as provided herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained. This Warrant may be exercised in whole or from time to time in part.

Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement, dated October 2, 2002, by and among Parent, the Guarantors named therein and the Purchasers named therein (the “Purchase Agreement”). For all purposes of this Warrant, the following terms shall have the meanings indicated:

“Amended and Restated Credit Facility” shall mean the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 31, 2002, by and among Equinix Operating Co., Inc., Equinix, Inc. and certain of its subsidiaries, various lenders, Salomon Smith Barney Inc., and Citicorp USA, Inc., as the same may be amended or restated from time to time.

“Credit Documents” shall have the meaning ascribed to such term in the Amended and Restated Credit Facility.

“Cure Date” shall mean 5:00 p.m. Pacific time, on the fifth business day after Parent provides the Warrant Holder with written notice of a Trigger Event.

“Exercise Period” shall mean that period of time beginning on any Trigger Date and ending on any related Cure Date.

“Expiration Date” shall mean the date on which all of Parent’s obligations under the Amended and Restated Credit Facility are satisfied in full.

“Loan” shall have the meaning ascribed to such term in the Amended and Restated Credit Facility.

“Percentage Interest” shall mean the Purchase Amount of the Warrant Holder as a fraction of the Purchase Amount of all holders of Warrants in the aggregate.

“Trigger Date” shall mean the date on which (i) Parent fails to pay when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory payment or otherwise or any interest on any Loan or any fee or any other amount due under any of the Credit Documents, provided that at such time Parent does not have sufficient cash or cash equivalents to make such payments, or (ii) Parent defaults in its performance under the covenants set forth in Sections 6.6 or 6.7(e) of the Amended and Restated Credit Facility.

“Trigger Event” shall mean either of the events referenced in clauses (i) and (ii) of the definition of “Trigger Date.”

“Under-Subscribed Shares” is defined in Section 2.2(c) of this Warrant.

“Warrants” shall mean this Series A Cash Trigger Warrant and any other Series A Cash Trigger Warrant issued to the original holder of any Series A Cash Trigger Warrant or issued to any transferees of such original holder or subsequent holder.

“Warrant Price” shall mean the per share price that is the lesser of (i) $9.792 (the “Signing Price”), subject to adjustment in accordance with Section 4 hereof, and (ii) the product obtained by multiplying (x) the Current Market Value as of the Exercise Date and (y) 0.90.

“Warrant Shares” shall mean shares of Common Stock, subject to adjustment or change as herein provided, purchased or purchasable by Warrant Holder upon the exercise hereof.

Section 2. Exercise of Warrant.

2.1 Regulatory Approvals. This Warrant shall not be exercisable until Warrant Holder has obtained all authorizations, consents, orders and approvals required by law, statute, rule, regulation or under any court order or governmental authority as a condition of such exercise, including without limitation, termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), if applicable. Parent will cooperate with Warrant Holder in preparation of all required filings and will otherwise take all actions reasonably necessary to enable Warrant Holder to obtain all required authorizations, consents, orders and approvals with respect to exercise of the Warrant. If an exercise under this Warrant will require Warrant Holder to make a filing under the HSR Act, Warrant Holder may elect to exercise this Warrant for shares of Series A-1 Convertible Preferred Stock of Parent.

2.2 Exercise Amount.

(a) During any given Exercise Period for which the Trigger Event is clause (i) of the definition of Trigger Date:

(i) the minimum number of shares Warrant Holder shall be entitled to purchase shall be equal to the product of (A) the Percentage Interest and (B) the quotient obtained by dividing (x) $5 million by (y) the Warrant Price as of such Exercise Date; and

(ii) the maximum number of shares Warrant Holder shall be entitled to purchase shall be equal to the product of (A) the Percentage Interest, and (B) the quotient obtained as of the Exercise Date by dividing (x) the sum of (I) the amount of any past due principal or interest payment on any Loan, and (II) US$5 million, by (y) the Warrant Price as of such Exercise Date.

(b) During any given Exercise Period for which the Trigger Event is clause (ii) of the definition of Trigger Date:

(i) the minimum number of shares Warrant Holder shall be entitled to purchase shall be equal to the product of (A) the Percentage Interest and (B) the quotient obtained by dividing (x) $5 million by (y) the Warrant Price as of such Exercise Date; and

(ii) the maximum number of shares Warrant Holder shall be entitled to purchase shall be equal to the product of (A) the Percentage Interest, and (B) the quotient obtained as of the Exercise Date by dividing (x) the sum of (I) the amount by which the required minimum cash and cash equivalents for the applicable month, as set forth on Schedules 6.6 and 6.7(e) of the Amended and Restated Credit Facility exceeds Parent’s actual cash and cash equivalents balance, but for an exercise under this Warrant during the Exercise Period, as of the Exercise Date, and (II) US$5 million, by (y) the Warrant Price as of such Exercise Date.

(c) Notwithstanding anything to the contrary in this Section 2.2, in the event that during any Exercise Period the amount of shares obtained by the calculations in clause (B) of Section 2.2(a)(ii) or clause (B) of Section 2.2(b)(ii), as applicable, exceeds the number of shares for which all holders of Warrants (“CTW Holders”) tendered Notice of Exercise (in the form attached hereto as Exhibit A) for such Exercise Period (the “Under-Subscribed Shares”), then Warrant Holder may purchase any and all Under-Subscribed Shares if Warrant Holder has tendered a Notice of Additional Exercise (in the form attached hereto as Exhibit D). If the number of shares for which CTW Holders tender Notice of Additional Exercise exceeds the amount of Under-Subscribed Shares, then the Under-Subscribed Shares shall be allocated pro rata (based on each such CTW Holder’s relative Purchase Amount) among such CTW Holders, including Warrant Holder.

2.3 Procedure for Exercise of Warrant. Parent shall immediately provide the Warrant Holder with written notice of a Trigger Event, and in no event later than the second Business Day following the Trigger Event. At any time during the Exercise Period, the purchase rights represented by this Warrant are exercisable by the Warrant Holder in whole or in part (but not as to any fractional share of Common Stock) at any time (the “Exercise Date”) before the close of business on the Expiration Date by delivery to Parent at its office referred to in Section 9 hereof: (a) the Notice of Exercise in the form of Exhibit A attached hereto, (b) cash, certified or official bank check payable to the order of Parent, or wire transfer of funds to Parent’s account, and (c) this Warrant. This Warrant shall be exercised by the Warrant Holder by the surrender of this Warrant to Parent at any time during usual business hours at Parent’s principal place of business, accompanied by the Notice of Exercise, substantially in the form of Exhibit A attached hereto, specifying that the Warrant Holder elects to exercise all or a portion of this Warrant and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by Parent) by a written instrument or instruments of transfer in form reasonably satisfactory to Parent duly executed by the Warrant Holder or its duly authorized attorney. Upon exercise of this Warrant, Parent shall deliver to Warrant Holder the certificate or certificates for the shares of Common Stock so purchased within the number of days specified in Rule 15c6-1 under the Exchange Act with respect to open market purchases, provided that immediately prior to the close of business on the Exercise Date, the exercising Warrant Holder shall be deemed to be the holder of record of the shares of Common Stock, as applicable, issuable upon exercise of this Warrant, notwithstanding that the share register of Parent shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Person. Immediately prior to the close of business on the Exercise Date, all rights with respect to this Warrant so exercised, including the rights, if any, to receive notices, will terminate (in the case of a partial exercise, to the extent of the portion of this Warrant so exercised), except only the rights of the Warrant Holder to (i) receive certificates for the number of shares of Common Stock, into which this Warrant has been exercised; and (ii) exercise the rights to which the Warrant Holder is entitled as a holder of Common Stock.

2.4 Transfer Restriction Legend. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (a) any applicable state securities laws and (b) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for Warrant Holder thereof (which counsel shall be reasonably satisfactory to Parent) the securities represented thereby are not, at such time, required by law to bear such legend.

2.5 Preferred Stock Election. Warrant Holder may elect to exercise this Warrant for Series A Convertible Preferred Stock of Parent in lieu of Common Stock.

Section 3. Covenants as to Common Stock. Parent covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be validly issued, fully-paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof and not issued in violation of any preemptive rights. Parent further covenants and agrees that it shall pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. Parent further covenants and agrees that Parent shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. Parent further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then Parent shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon conversion of this Warrant is listed on any national securities exchange, Parent shall, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion of this Warrant.

Section 4. Signing Price and Other Adjustments

Adjustment for Change in Capital Stock:

If, after the date hereof, Parent

pays a dividend or makes a distribution on any of its Common Stock in shares of any of its Common Stock or warrants, rights or options exercisable for its Common Stock, other than a dividend or distribution of the type described in Section 4(a)(i);

pays a dividend or makes a distribution on any of its Common Stock in shares of any of its Capital Stock, other than Common Stock or rights, warrants or options exercisable for its Common Stock and other than a dividend or distribution of the type of described in Section 4(a)(i); or

subdivides any of its outstanding shares of Common Stock into a greater number of shares; or

combines any of its outstanding shares of Common Stock into a smaller number of shares; or

issues by reclassification of any of its Common Stock any shares of any of its Capital Stock;

then the Signing Price in effect immediately prior to such action shall be adjusted so that the Warrant Holder may receive the number of shares of Capital Stock of Parent which such Warrant Holder would have owned immediately following such action if such Warrant Holder had exercised this Warrant immediately prior to such action or immediately prior to the record date applicable thereto, if any. It shall be assumed for purposes of the foregoing calculation that clause (ii) of the definition of “Warrant Price” is not applicable at the time of such hypothetical exercise.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Signing Price shall again be adjusted to be the Signing Price which would then be in effect if such record date or effective date had not been so fixed.

If, after an adjustment, a Warrant Holder, upon exercise of this Warrant may receive shares of two or more classes of Capital Stock of Parent, the Signing Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Section 4(a) with respect to the Common Stock, on terms comparable to those applicable to the Common Stock in this Section 5.

Whenever the Signing Price is adjusted, Parent shall promptly mail to the Warrant Holder a notice of the adjustment. Parent shall obtain a certificate from Parent’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

(a) If Parent proposes a Fundamental Transaction, as a condition to consummating any such transaction the Surviving Person shall assume the obligations under the Warrants and issue to each Warrant Holder an assumption agreement. The assumption agreement shall provide (i) that the Warrant Holder may exercise the Warrant for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised such Warrant immediately before the effective date of the transaction, assuming (to the extent applicable) that such holder (A) was not a constituent person or an affiliate of a constituent person to such transaction, (B) made no election with respect thereto, and (C) was treated alike with the plurality of non-electing holders, and (ii) that the Surviving Person shall succeed to and be substituted to every obligation of Parent in respect of this Warrant. The assumption agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The Surviving Person shall mail to Warrant Holder a notice briefly describing the assumption agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the Surviving Person, that issuer shall join in such assumption agreement.

(b) Parent shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, or shares of Common Stock held in the treasury of Parent, for the issuance upon exercise of this Warrant and payment of the exercise price, the full number of shares of Common Stock then deliverable upon the exercise of the entire Warrant, and the shares so deliverable shall be fully paid and nonassessable and free from all liens and security interests.

After an adjustment to the Signing Price under this Section 4, any subsequent event requiring an adjustment under this Section 4 shall cause an adjustment to the Signing Price as so adjusted.

(c) Parent will not be required to issue fractional shares upon exercise of this Warrant or distribute share certificates that evidence fractional shares. In lieu of fractional shares, there shall be paid to the Warrant Holder an amount in cash equal to the same fraction of the Current Market Value, per share of Common Stock on the Business Day preceding the Exercise Date. Such payments will be made by check.

(d) If at any time Parent grants, Distribution Rights or, without duplication, makes any Distribution on the capital stock, then Parent shall grant, issue, sell or make to each Warrant Holder, the aggregate Distribution Rights or Distribution, as the case may be, which such Warrant Holder would have acquired if such Warrant Holder had held the maximum number of shares issuable upon complete exercise of this Warrant immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of capital stock are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be.

Section 5. Ownership.

5.1 Ownership of Warrant. Parent may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than Parent) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 5.

5.2 Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of Parent by Warrant Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of Warrant Holder, if a partial transfer is effected) shall be made and delivered by Parent upon surrender of this Warrant duly endorsed, at the office of Parent referred to in Section 9 hereof, together with a properly executed Assignment (in the form of Exhibit B or Exhibit C attached hereto, as the case may be). Upon receipt by Parent of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, Parent shall make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Warrant Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such Warrant Holder shall be sufficient for all purposes of this Section 5, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly cancelled by Parent upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, Parent shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by Warrant Holder. Warrant Holder shall not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

Section 6. Notice of Dissolution or Liquidation. In case of any distribution of the assets of Parent in dissolution or liquidation (except under circumstances when Section 4(c) shall be applicable), Parent shall give notice thereof to Warrant Holder hereof and shall make no distribution to stockholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any case, Warrant Holder hereof may exercise this Warrant within thirty days (30) from the date of the giving of such notice, and all rights herein granted not so exercised within such thirty (30)-day period shall thereafter become null and void.

Section 7. Notice of Dividends. If the Board of Directors of Parent shall declare any dividend or other distribution on its Common Stock except by way of a stock dividend payable in shares of its Common Stock, Parent shall mail notice thereof to Warrant Holder hereof not less than thirty days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution, and Warrant Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 7 shall not apply to distributions made in connection with transactions covered by Section 4.

Section 8. Special Arrangements of Parent. Parent covenants and agrees that prior to the Expiration Date, unless otherwise approved by Warrant Holder, Parent shall not amend its certificate of incorporation to eliminate as an authorized class of capital stock that class denominated as “Common Stock” on the date hereof.

Section 9. Notices. Any notice or other document required or permitted to be given or delivered to Warrant Holder shall be delivered at, or sent by certified or registered mail to, Warrant Holder at its address for notices set forth in the Purchase Agreement or to such other address as shall have been furnished to Parent in writing by Warrant Holder. Any notice or other document required or permitted to be given or delivered to Parent shall be delivered at, or sent by certified or registered mail to, Parent at its address for notices set forth in the Purchase Agreement or to such other address as shall have been furnished in writing to Warrant Holder by Parent. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

Section 10. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle Warrant Holder to any of the rights of a stockholder of Parent except upon exercise in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by Warrant Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of Warrant Holder, shall give rise to any liability of Warrant Holder for the Warrant Price hereunder or as a stockholder of Parent, whether such liability is asserted by Parent or by creditors of Parent.

Section 11. Governing Law; Arbitration. This Warrant and the rights and obligations of the parties under this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the

State of New York). Each of Parent and the Warrant Holder agree that any dispute, controversies or claims (whether in contract, tort or otherwise) arising out of, related to or otherwise by virtue of this Warrant, breach of this Warrant or the transactions contemplated hereby shall be finally settled by arbitration (which shall be the exclusive forum for dispute resolution) as provided in Section 11.10 of the Purchase Agreement.

Section 12. Amendments. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (or any respective successor in interest thereof).

Section 13. Headings. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, Parent has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

EQUINIX, INC.

By:	/s/ PETER F. VAN CAMP
Name: Peter F. Van Camp
Title: Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THE ATTACHED WARRANT

The undersigned hereby exercises the right to purchase                  shares of Common Stock which the undersigned is entitled to purchase by the terms of the attached Warrant according to the conditions thereof, and herewith makes payment of $                 therefor in cash, certified or official bank check or wire transfer of funds.

All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of Equinix, Inc., a Delaware corporation, shall be:

The shares are to be issued in certificates of the following denominations:

By:
Name:
Title:

Dated: _____________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

FORM OF ASSIGNMENT

(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE ATTACHED WARRANT

FOR VALUE RECEIVED                                               hereby sells, assigns and transfers unto                                                   all rights of the undersigned under and pursuant to the attached Warrant, and the undersigned does hereby irrevocably constitute and appoint                          Attorney to transfer said Warrant on the books of Equinix, Inc., a Delaware corporation, with full power of substitution.

i-STT Investments Pte Ltd

By:
Name:
Title:

Dated: _____________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF ASSIGNMENT

(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE ATTACHED WARRANT

FOR VALUE RECEIVED                                               hereby sells, assigns and transfers unto                                                   (i) the rights of the undersigned to purchase          shares of Common Stock under and pursuant to the attached Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the attached Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint                                          Attorney to transfer said Warrant on the books of Equinix, Inc., a Delaware corporation, with full power of substitution.

i-STT Investments Pte Ltd

By:
Name:
Title:

Dated: _____________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT D

FORM OF NOTICE OF ADDITIONAL EXERCISE

TO BE EXECUTED BY THE REGISTERED HOLDER

The undersigned hereby gives notice to Parent of its commitment to purchase up to             Under-Subscribed Shares by the terms of the attached Warrant according to the conditions thereof.

By:
Name:
Title:

Dated: _____________________

NOTICE

The signature to the foregoing Notice must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.